Exhibit 99.3

TAP ROCK RESOURCES, LLC

TAP ROCK RESOURCES II, LLC

TAP ROCK NM10 HOLDINGS, LLC

CONSOLIDATED INTERESTS LESS OLYMPUS AREA

Estimated

Future Reserves and Income

Attributable to Certain

Leasehold and Royalty Interests

SEC Parameters

As of

December 31, 2022

/s/ Clark D. Parrott
Clark D. Parrott, P.E. Colorado License No. 35262 Vice President RYDER SCOTT COMPANY, L.P. TBPELS Firm Registration No. F-1580

RYDER SCOTT COMPANY      PETROLEUM CONSULTANTS

TAP ROCK CONSOLIDATED INTERESTS LESS OLYMPUS AREA

TABLE OF CONTENTS

DISCUSSION

PETROLEUM RESERVES DEFINITIONS

TABLE NO.
GRAND SUMMARIES
TOTAL PROVED	1
PROVED PRODUCING	2
PROVED NON-PRODUCING	3
PROVED UNDEVELOPED	4

RYDER SCOTT COMPANY PETROLEUM CONSULTANTS - TBPE FIRM LICENSE No. F-1580

TBPELS REGISTERED ENGINEERING FIRM F-1580

633 17TH STREET SUITE 1700	DENVER, COLORADO 80202	TELEPHONE (303) 339-8110

October 2, 2023

Tap Rock Resources, LLC

523 Park Point Drive, Suite 200

Golden, CO 80401

Ladies and Gentlemen:

At your request, Ryder Scott Company, L.P. (Ryder Scott) has prepared an estimate of the proved reserves, future production, and income as of December 31, 2022 attributable to certain consolidated leasehold and royalty interests acquired from Tap Rock Resources, LLC, Tap Rock Resources II, LLC and Tap Rock NM10 Holdings, LLC (collectively, Tap Rock) exclusive of the Olympus Area by Civitas Resources, Inc. (Civitas). This revised report supersedes our prior report dated June 14, 2023 as of December 31, 2022, in order to provide additional required public disclosures for filings made with the SEC. The reserves and income data, as well as the underlying assumptions, in this report are the same as those included in our prior report; however this report was prepared for public disclosure by Civitas in filings made with the SEC in accordance with the disclosure requirements set forth in the SEC regulations. The subject properties are located in the states of New Mexico and Texas. The reserves and income data were estimated based on the definitions and disclosure guidelines of the United States Securities and Exchange Commission (SEC) contained in Title 17, Code of Federal Regulations, Modernization of Oil and Gas Reporting, Final Rule released January 14, 2009 in the Federal Register (SEC regulations).

The properties evaluated by Ryder Scott account for a portion of Civitas’s total net proved liquid hydrocarbon and gas reserves as of December 31, 2022. Based on information provided by Civitas, the third party estimate conducted by Ryder Scott addresses approximately 18 percent of the total proved net reserves of Civitas on a barrel of oil equivalent, BOE basis as of December 31, 2022. Natural gas is converted to oil equivalent using a factor of 6,000 cubic feet of natural gas per one barrel of oil equivalent.

The estimated reserves and future net income amounts presented in this report, as of December 31, 2022 are related to hydrocarbon prices. The hydrocarbon prices used in the preparation of this report are based on the average prices during the 12-month period prior to the “as of date” of this report, determined as the unweighted arithmetic averages of the prices in effect on the first-day-of-the-month for each month within such period, as required by the SEC regulations. Actual future prices may vary considerably from the prices required by SEC regulations. The reserves volumes and the income attributable thereto have a direct relationship to the hydrocarbon prices actually received; therefore, volumes of reserves actually recovered and the amounts of income actually received may differ significantly from the estimated quantities presented in this report. The results of this study are summarized as follows.

1100 LOUISIANA, SUITE 4600	HOUSTON, TEXAS 77002-5294	TEL (713) 651-9191	FAX (713) 651-0849
SUITE 2800, 350 7TH AVENUE, S.W.	CALGARY, ALBERTA T2P 3N9	TEL (403) 262-2799

Tap Rock Consolidated - Less Olympus Area (SEC 1P)

October 2, 2023

SEC Parameters

Estimated Net Reserves and Income Data

Certain Leasehold and Royalty Interests of

Tap Rock Consolidated Interests Less Olympus Area

As of December 31, 2022

	Proved
	Developed			Total
	Producing	Non-Producing(1)	Undeveloped	Proved
Net Reserves
Oil/Condensate – Mbbl	52,357	0	19,911	72,268
Plant Products – Mbbl	22,406	0	6,661	29,067
Gas – MMcf	138,324	0	44,197	182,521
Income Data ($M)
Future Gross Revenue	$6,243,919	$0	$2,265,791	$8,509,710
Deductions	1,960,547	705	1,106,523	3,067,775
Future Net Income (FNI)	$4,283,372	$(705)	$1,159,268	$5,441,935

Discounted FNI @ 10%	$2,657,160	$(641)	$588,875	$3,245,394

(1) Negative values for Future Net Income and Discounted FNI are due to abandonment liability.

Liquid hydrocarbons are expressed in standard 42 U.S. gallon barrels and shown herein as thousands of barrels (Mbbl). All gas volumes are reported on an “as sold basis” expressed in millions of cubic feet (MMcf) at the official temperature and pressure bases of the areas in which the gas reserves are located. In this report, the revenues, deductions, and income data are expressed as thousands of U.S. dollars ($M).

The estimates of the reserves, future production, and income attributable to properties in this report were prepared using the economic software package PHDWin Petroleum Economic Evaluation Software, a copyrighted program of TRC Consultants L.C. The program was used at the request of Tap Rock. Ryder Scott has found this program to be generally acceptable, but notes that certain summaries and calculations may vary due to rounding and may not exactly match the sum of the properties being summarized. Furthermore, one line economic summaries may vary slightly from the more detailed cash flow projections of the same properties, also due to rounding. The rounding differences are not material.

The future gross revenue is after the deduction of production taxes. The deductions incorporate the normal direct costs of operating the wells, ad valorem taxes, development costs, and certain abandonment costs net of salvage. The future net income is before the deduction of state and federal income taxes and general administrative overhead, and has not been adjusted for outstanding loans that may exist nor does it include any adjustment for cash on hand or undistributed income.

Liquid hydrocarbon reserves account for approximately 90 percent and gas reserves account for the remaining 10 percent of total future gross revenue from proved reserves.

The discounted future net income shown above was calculated using a discount rate of 10 percent per annum compounded annually. Future net income was discounted at four other discount rates which were also compounded annually. These results are shown in summary form as follows.

RYDER SCOTT COMPANY      PETROLEUM CONSULTANTS

Tap Rock Consolidated - Less Olympus Area (SEC 1P)

October 2, 2023

Discounted Future Net Income ($M)
As of December 31, 2022
Discount Rate	Total
Percent	Proved
5	$4,050,038
8	$3,521,611
9	$3,377,220
15	$2,728,429

The results shown above are presented for your information and should not be construed as our estimate of fair market value.

Reserves Included in This Report

The proved reserves included herein conform to the definitions as set forth in the Securities and Exchange Commission’s Regulations Part 210.4-10(a). An abridged version of the SEC reserves definitions from 210.4-10(a) entitled “PETROLEUM RESERVES DEFINITIONS” is included as an attachment to this report.

The various reserves status categories are defined in the attachment entitled “PETROLEUM RESERVES STATUS DEFINITIONS AND GUIDELINES” in this report. The proved developed non-producing reserves included herein consist of the shut-in status category, including wells in the final stages of completions waiting on facilities.

No attempt was made to quantify or otherwise account for any accumulated gas production imbalances that may exist. The proved gas volumes presented herein do not include volumes of gas consumed in operations as reserves.

Reserves are “estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations.” All reserves estimates involve an assessment of the uncertainty relating the likelihood that the actual remaining quantities recovered will be greater or less than the estimated quantities determined as of the date the estimate is made. The uncertainty depends primarily on the amount of reliable geologic and engineering data available at the time of the estimate and the interpretation of these data. The relative degree of uncertainty may be conveyed by placing reserves into one of two principal categories, either proved or unproved. Unproved reserves are less certain to be recovered than proved reserves and may be further sub-categorized as probable and possible reserves to denote progressively increasing uncertainty in their recoverability. At Tap Rock’s request, this report addresses only the proved reserves attributable to the properties evaluated herein.

Proved oil and gas reserves are “those quantities of oil and gas which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward.” The proved reserves included herein were estimated using deterministic methods. The SEC has defined reasonable certainty for proved reserves, when based on deterministic methods, as a “high degree of confidence that the quantities will be recovered.”

RYDER SCOTT COMPANY      PETROLEUM CONSULTANTS

Tap Rock Consolidated - Less Olympus Area (SEC 1P)

October 2, 2023

Proved reserves estimates will generally be revised only as additional geologic or engineering data become available or as economic conditions change. For proved reserves, the SEC states that “as changes due to increased availability of geoscience (geological, geophysical, and geochemical), engineering, and economic data are made to the estimated ultimate recovery (EUR) with time, reasonably certain EUR is much more likely to increase or remain constant than to decrease.” Moreover, estimates of proved reserves may be revised as a result of future operations, effects of regulation by governmental agencies or geopolitical or economic risks. Therefore, the proved reserves included in this report are estimates only and should not be construed as being exact quantities, and if recovered, the revenues therefrom, and the actual costs related thereto, could be more or less than the estimated amounts.

Tap Rock’s operations may be subject to various levels of governmental controls and regulations. These controls and regulations may include, but may not be limited to, matters relating to land tenure and leasing, the legal rights to produce hydrocarbons, drilling and production practices, environmental protection, marketing and pricing policies, royalties, various taxes and levies including income tax and are subject to change from time to time. Such changes in governmental regulations and policies may cause volumes of proved reserves actually recovered and amounts of proved income actually received to differ significantly from the estimated quantities.

The estimates of reserves presented herein were based upon a detailed study of the properties in which Civitas has acquired an interest; however, we have not made any field examination of the properties. No consideration was given in this report to potential environmental liabilities that may exist nor were any costs included for potential liabilities to restore and clean up damages, if any, caused by past operating practices.

Estimates of Reserves

The estimation of reserves involves two distinct determinations. The first determination results in the estimation of the quantities of recoverable oil and gas and the second determination results in the estimation of the uncertainty associated with those estimated quantities in accordance with the definitions set forth by the Securities and Exchange Commission’s Regulations Part 210.4-10(a). The process of estimating the quantities of recoverable oil and gas reserves relies on the use of certain generally accepted analytical procedures. These analytical procedures fall into three broad categories or methods: (1) performance-based methods, (2) volumetric-based methods and (3) analogy. These methods may be used individually or in combination by the reserves evaluator in the process of estimating the quantities of reserves. Reserves evaluators must select the method or combination of methods which in their professional judgment is most appropriate given the nature and amount of reliable geoscience and engineering data available at the time of the estimate, the established or anticipated performance characteristics of the reservoir being evaluated, and the stage of development or producing maturity of the property.

In many cases, the analysis of the available geoscience and engineering data and the subsequent interpretation of this data may indicate a range of possible outcomes in an estimate, irrespective of the method selected by the evaluator. When a range in the quantity of reserves is identified, the evaluator must determine the uncertainty associated with the incremental quantities of the reserves. If the reserves quantities are estimated using the deterministic incremental approach, the uncertainty for each discrete incremental quantity of the reserves is addressed by the reserves category assigned by the evaluator. Therefore, it is the categorization of reserves quantities as proved, probable and/or possible that addresses the inherent uncertainty in the estimated quantities reported. For proved reserves, uncertainty is defined by the SEC as reasonable certainty wherein the “quantities actually recovered are much more likely to be achieved than not.” The SEC states that “probable reserves are those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered.” The SEC states that “possible reserves are those additional reserves that are less certain to be recovered than probable reserves and the total quantities ultimately recovered from a project have a low probability of exceeding proved plus probable plus possible reserves.” All quantities of reserves within the same reserves category must meet the SEC definitions as noted above.

RYDER SCOTT COMPANY      PETROLEUM CONSULTANTS

Tap Rock Consolidated - Less Olympus Area (SEC 1P)

October 2, 2023

Estimates of reserves quantities and their associated reserves categories may be revised in the future as additional geoscience or engineering data become available. Furthermore, estimates of reserves quantities and their associated reserves categories may also be revised due to other factors such as changes in economic conditions, results of future operations, effects of regulation by governmental agencies or geopolitical or economic risks as previously noted herein.

The reserves for the properties included herein were estimated by performance methods or analogy. In general, the proved reserves attributable to producing wells and/or reservoirs were estimated by performance methods. These performance methods include, but may not be limited to, decline curve analysis which utilized extrapolations of historical production and pressure data available through November 2022 in those cases where such data were considered to be definitive. The data used in these analyses were furnished to Ryder Scott by Tap Rock or obtained from public data sources and were considered sufficient for the purpose thereof. In certain early-life cases, proved producing reserves were estimated by analogy. This method was used where there were inadequate historical performance data to establish a definitive trend and where the use of production performance data as a basis for the estimates was considered to be inappropriate.

The proved developed non-producing reserves included herein were based on the historical performance of the wells prior to being shut-in or analogy in the instance of new wells waiting to be put on production. Reserves attributable to the proved undeveloped status category included herein were estimated by analogy. The data utilized from the analogues were furnished to Ryder Scott by Tap Rock or obtained from public data sources and were considered sufficient for the purpose thereof.

To estimate economically producible proved oil and gas reserves and related future net cash flows, we consider many factors and assumptions including, but not limited to, the use of reservoir parameters derived from geological, geophysical and engineering data which cannot be measured directly, economic criteria based on current costs and SEC pricing requirements, and forecasts of future production rates. Under the SEC regulations 210.4-10(a)(22)(v) and (26), proved reserves must be anticipated to be economically producible from a given date forward based on existing economic conditions including the prices and costs at which economic producibility from a reservoir is to be determined. While it may reasonably be anticipated that the future prices received for the sale of production and the operating costs and other costs relating to such production may increase or decrease from those under existing economic conditions, such changes were, in accordance with rules adopted by the SEC, omitted from consideration in making this evaluation.

Tap Rock has informed us that they have furnished us all of the material accounts, records, geological and engineering data, and reports and other data required for this investigation. In preparing our forecast of future proved production and income, we have relied upon data furnished by Tap Rock with respect to consolidated property interests acquired by Civitas, production and well tests from examined wells, normal direct costs of operating the wells or leases, other costs such as transportation and/or processing fees, ad valorem and production taxes, development costs, development plans, abandonment costs after salvage, product prices based on the SEC regulations, adjustments or differentials to product prices and lease maps. Ryder Scott reviewed such factual data for its reasonableness; however, we have not conducted an independent verification of the data furnished by Tap Rock. We consider the factual data used in this report appropriate and sufficient for the purpose of preparing the estimates of reserves and future net revenues herein.

RYDER SCOTT COMPANY      PETROLEUM CONSULTANTS

Tap Rock Consolidated - Less Olympus Area (SEC 1P)

October 2, 2023

In summary, we consider the assumptions, data, methods and analytical procedures used in this report appropriate for the purpose hereof, and we have used all such methods and procedures that we consider necessary and appropriate to prepare the estimates of reserves herein. The proved reserves included herein were determined in conformance with the United States Securities and Exchange Commission (SEC) Modernization of Oil and Gas Reporting; Final Rule, including all references to Regulation S-X and Regulation S-K, referred to herein collectively as the “SEC Regulations.” In our opinion, the proved reserves presented in this report comply with the definitions, guidelines and disclosure requirements as required by the SEC regulations.

Future Production Rates

For wells currently on production, our forecasts of future production rates are based on historical performance data. If no production decline trend has been established, future production rates were based on analogy. If a decline trend has been established, this trend was used as the basis for estimating future production rates.

The historical performance prior to being shut-in or the initial performance of analogous wells were used to estimate the anticipated initial production rates for those wells or locations that are not currently producing. For reserves not yet on production, sales were estimated to commence at an anticipated date furnished by Tap Rock. Wells or locations that are not currently producing may start producing earlier or later than anticipated in our estimates due to unforeseen factors causing a change in the timing to initiate production. Such factors may include delays due to weather, the availability of rigs, the sequence of drilling, completing wells, returning shut-in wells to production and/or constraints set by regulatory bodies.

The future production rates from wells currently on production or wells or locations that are not currently producing may be more or less than estimated because of changes including, but not limited to, reservoir performance, operating conditions related to surface facilities, compression and artificial lift, pipeline capacity and/or operating conditions, producing market demand and/or allowables or other constraints set by regulatory bodies.

Hydrocarbon Prices

The hydrocarbon prices used herein are based on SEC price parameters using the average prices during the 12-month period prior to the “as of date” of this report, determined as the unweighted arithmetic averages of the prices in effect on the first-day-of-the-month for each month within such period.

Tap Rock furnished us with the above mentioned average benchmark prices in effect on December 31, 2022. These initial SEC hydrocarbon prices were determined using the 12-month average first-day-of-the-month benchmark prices appropriate to the geographic area where the hydrocarbons are sold. These benchmark prices are prior to the adjustments for differentials as described herein. The table below summarizes the “benchmark prices” and “price reference” used for the geographic area included in the report.

The product prices that were actually used to determine the future gross revenue for each property reflect adjustments to the benchmark prices for gravity, quality, local conditions, and/or distance from market, referred to herein as “differentials.” The differentials used in the preparation of this report were furnished to us by Tap Rock. The differentials furnished by Tap Rock were reviewed by us for their reasonableness using information furnished by Tap Rock for this purpose.

RYDER SCOTT COMPANY      PETROLEUM CONSULTANTS

Tap Rock Consolidated - Less Olympus Area (SEC 1P)

October 2, 2023

.

In addition, the table below summarizes the net volume weighted benchmark prices adjusted for differentials and referred to herein as the “average realized prices.” The average realized prices shown in the table below were determined from the total future gross revenue before production taxes and the total net reserves, by reserves category, for the geographic area and presented in accordance with SEC disclosure requirements for the geographic area included in the report.

			Average	Average
		Price	Benchmark	Realized
Geographic Area	Product	Reference	Prices	Prices
North America
United States	Oil/Condensate	WTI Cushing	$93.67/bbl	$94.49/bbl
	NGLs	Mont Belvieu,TX	$47.88/bbl	$48.67/bbl
	Gas	Henry Hub	$6.36/MMBTU	$4.98/Mcf

The effects of derivative instruments designated as price hedges of oil and gas quantities are not reflected in our individual property evaluations.

Costs

Operating costs for the leases and wells in this report were furnished by Tap Rock and are based on the operating expense reports of Tap Rock and include only those costs directly applicable to the leases or wells. The operating costs include a portion of general and administrative costs allocated directly to the leases and wells. For operated properties, the operating costs include an appropriate level of corporate general administrative and overhead costs. The operating costs for non-operated properties include the COPAS overhead costs that are allocated directly to the leases and wells under terms of operating agreements. Gathering and transportation costs are included as operating costs. The operating costs furnished to us were accepted as factual data and reviewed by us for their reasonableness; however, we have not conducted an independent verification of the operating cost data used by Tap Rock. No deduction was made for loan repayments, interest expenses, or exploration and development prepayments that were not charged directly to the leases or wells.

Development costs were furnished to us by Tap Rock and are based on authorizations for expenditure for the proposed work or actual costs for similar projects. The development costs furnished to us were accepted as factual data and reviewed by us for their reasonableness; however, we have not conducted an independent verification of these costs. The estimated net cost of abandonment after salvage was included for properties where abandonment costs net of salvage were material. The estimates of the net abandonment costs furnished by Tap Rock were accepted without independent verification.

RYDER SCOTT COMPANY      PETROLEUM CONSULTANTS

Tap Rock Consolidated - Less Olympus Area (SEC 1P)

October 2, 2023

The proved developed non-producing and undeveloped reserves in this report have been incorporated herein in accordance with Tap Rock’s plans to develop these reserves as of December 31, 2022. The implementation of Tap Rock’s development plans as presented to us and incorporated herein is subject to the approval process adopted by Tap Rock’s management. As the result of our inquiries during the course of preparing this report, Tap Rock has informed us that the development activities included herein have been subjected to and received the internal approvals required by Tap Rock’s management at the appropriate local, regional and/or corporate level. In addition to the internal approvals as noted, certain development activities may still be subject to specific partner AFE processes, Joint Operating Agreement (JOA) requirements or other administrative approvals external to Tap Rock. Tap Rock has provided written documentation supporting their commitment to proceed with the development activities as presented to us. Additionally, Tap Rock has informed us that they are not aware of any legal, regulatory, or political obstacles that would significantly alter their plans. While these plans could change from those under existing economic conditions as of December 31, 2022, such changes were, in accordance with rules adopted by the SEC, omitted from consideration in making this evaluation.

Current costs used by Tap Rock were held constant throughout the life of the properties.

Standards of Independence and Professional Qualification

Ryder Scott is an independent petroleum engineering consulting firm that has been providing petroleum consulting services throughout the world since 1937. Ryder Scott is employee- owned and maintains offices in Houston, Texas; Denver, Colorado; and Calgary, Alberta, Canada. We have approximately eighty engineers and geoscientists on our permanent staff. By virtue of the size of our firm and the large number of clients for which we provide services, no single client or job represents a material portion of our annual revenue. We do not serve as officers or directors of any privately-owned or publicly- traded oil and gas company and are separate and independent from the operating and investment decision-making process of our clients. This allows us to bring the highest level of independence and objectivity to each engagement for our services.

Ryder Scott actively participates in industry-related professional societies and organizes an annual public forum focused on the subject of reserves evaluations and SEC regulations. Many of our staff have authored or co-authored technical papers on the subject of reserves related topics. We encourage our staff to maintain and enhance their professional skills by actively participating in ongoing continuing education.

Prior to becoming an officer of the Company, Ryder Scott requires that staff engineers and geoscientists receive professional accreditation in the form of a registered or certified professional engineer’s license or a registered or certified professional geoscientist’s license, or the equivalent thereof, from an appropriate governmental authority or a recognized self-regulating professional organization. Regulating agencies require that, in order to maintain active status, a certain amount of continuing education hours be completed annually, including an hour of ethics training. Ryder Scott fully supports this technical and ethics training with our internal requirement mentioned above.

We are independent petroleum engineers with respect to Tap Rock and Civitas. Neither we nor any of our employees have any financial interest in the subject properties and neither the employment to do this work nor the compensation is contingent on our estimates of reserves for the properties which were reviewed.

The results of this study, presented herein, are based on technical analyses conducted by teams of geoscientists and engineers from Ryder Scott. The professional qualifications of the undersigned, the technical person primarily responsible for overseeing the evaluation of the reserves information discussed in this report, are included as an attachment to this letter.

RYDER SCOTT COMPANY      PETROLEUM CONSULTANTS

Tap Rock Consolidated - Less Olympus Area (SEC 1 P)

October 2, 2023

Terms of Usage

The results of our third party study, presented in report form herein, were prepared in accordance with the disclosure requirements set forth in the SEC regulations and intended for public disclosure as an exhibit in filings made with the SEC by Civitas.

Civitas makes current filings on Form 8-K with the SEC under the 1934 Exchange Act. Furthermore, Civitas has certain registration statements filed with the SEC under the 1933 Securities Act into which any subsequently filed Form 8-K is incorporated by reference. We have consented to the incorporation by reference in the registration statements on Form S-3 and S-8 of Civitas, of the references to our name, as well as to the references to our third party report for Civitas, which appears in the Form 8-K of Civitas to be filed with the SEC on or around October 4, 2023. Our written consent for such use is included as a separate exhibit to the filings made with the SEC by Civitas.

We have provided Tap Rock with a digital version of the original signed copy of this report letter. In the event there are any differences between the digital version included in filings made by Civitas and the original signed report letter, the original signed report letter shall control and supersede the digital version.

The data and work papers used in the preparation of this report are available for examination by authorized parties in our offices. Please contact us if we can be of further service.

Very truly yours,

RYDER SCOTT COMPANY, L P.
TBPELS Firm Registration No. F-1

/s/ Clark D. Parrott Clark D. Parrott, P.E. Colorado License No. 35262 Vice President

CDP (LPC)/pl

RYDER SCOTT COMPANY      PETROLEUM CONSULTANTS

Professional Qualifications of Primary Technical Person

The conclusions presented in this report are the result of technical analysis conducted by teams of geoscientists and engineers from Ryder Scott Company, L.P. Clark D. Parrott was the primary technical person responsible for overseeing the estimate of the reserves, future production and income prepared by Ryder Scott presented herein.

Mr. Parrott, an employee of Ryder Scott Company, L.P. (Ryder Scott) since 2013 is a Vice President responsible for coordinating and supervising staff and consulting engineers of the company in ongoing reservoir evaluation studies throughout North America. Before joining Ryder Scott, Mr. Parrott served in a number of engineering positions with operators in the Rocky Mountain and Mid Continent regions. For more information regarding Mr. Parrott’s geographic and job specific experience, please refer to the Ryder Scott Company website at www.ryderscott.com/Company/Employees.

Mr. Parrott earned a Bachelor of Science degree in Petroleum Engineering from Colorado School of Mines in 1987 and is a registered Professional Engineer in the State of Colorado. He is a member of the Society of Petroleum Engineers.

Based on his educational background, professional training and more than 30 years of practical experience in the estimation and evaluation of petroleum reserves, Mr. Parrott has attained the professional qualifications as a Reserves Estimator and Reserves Auditor set forth in Article III of the “Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information” promulgated by the Society of Petroleum Engineers as of June 2019.

RYDER SCOTT COMPANY      PETROLEUM CONSULTANTS

PETROLEUM RESERVES DEFINITIONS

As Adapted From:

RULE 4-10(a) of REGULATION S-X PART 210

UNITED STATES SECURITIES AND EXCHANGE COMMISSION (SEC)

PREAMBLE

On January 14, 2009, the United States Securities and Exchange Commission (SEC) published the “Modernization of Oil and Gas Reporting; Final Rule” in the Federal Register of National Archives and Records Administration (NARA). The “Modernization of Oil and Gas Reporting; Final Rule” includes revisions and additions to the definition section in Rule 4-10 of Regulation S-X, revisions and additions to the oil and gas reporting requirements in Regulation S-K, and amends and codifies Industry Guide 2 in Regulation S-K. The “Modernization of Oil and Gas Reporting; Final Rule”, including all references to Regulation S-X and Regulation S- K, shall be referred to herein collectively as the “SEC regulations”. The SEC regulations take effect for all filings made with the United States Securities and Exchange Commission as of December 31, 2009, or after January 1, 2010. Reference should be made to the full text under Title 17, Code of Federal Regulations, Regulation S- X Part 210, Rule 4-10(a) for the complete definitions (direct passages excerpted in part or wholly from the aforementioned SEC document are denoted in italics herein).

Reserves are estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. All reserve estimates involve an assessment of the uncertainty relating the likelihood that the actual remaining quantities recovered will be greater or less than the estimated quantities determined as of the date the estimate is made. The uncertainty depends primarily on the amount of reliable geologic and engineering data available at the time of the estimate and the interpretation of these data. The relative degree of uncertainty may be conveyed by placing reserves into one of two principal categories, either proved or unproved. Unproved reserves are less certain to be recovered than proved reserves and may be further sub-categorized as probable and possible reserves to denote progressively increasing uncertainty in their recoverability. Under the SEC regulations as of December 31, 2009, or after January 1, 2010, a company may optionally disclose estimated quantities of probable or possible oil and gas reserves in documents publicly filed with the SEC. The SEC regulations continue to prohibit disclosure of estimates of oil and gas resources other than reserves and any estimated values of such resources in any document publicly filed with the SEC unless such information is required to be disclosed in the document by foreign or state law as noted in §229.1202 Instruction to Item 1202.

Reserves estimates will generally be revised only as additional geologic or engineering data become available or as economic conditions change.

Reserves may be attributed to either natural energy or improved recovery methods. Improved recovery methods include all methods for supplementing natural energy or altering natural forces in the reservoir to increase ultimate recovery. Examples of such methods are pressure maintenance, natural gas cycling, waterflooding, thermal methods, chemical flooding, and the use of miscible and immiscible displacement fluids. Other improved recovery methods may be developed in the future as petroleum technology continues to evolve.

Reserves may be attributed to either conventional or unconventional petroleum accumulations. Petroleum accumulations are considered as either conventional or unconventional based on the nature of their in-place characteristics, extraction method applied, or degree of processing prior to sale. Examples of unconventional petroleum accumulations include coalbed or coalseam methane (CBM/CSM), basin-centered gas, shale gas, gas hydrates, natural bitumen and oil shale deposits. These unconventional accumulations may require specialized extraction technology and/or significant processing prior to sale.

RYDER SCOTT COMPANY      PETROLEUM CONSULTANTS

PETROLEUM RESERVES DEFINITIONS

Reserves do not include quantities of petroleum being held in inventory.

Because of the differences in uncertainty, caution should be exercised when aggregating quantities of petroleum from different reserves categories.

RESERVES (SEC DEFINITIONS)

Securities and Exchange Commission Regulation S-X §210.4-10(a)(26) defines reserves as follows:

Reserves. Reserves are estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. In addition, there must exist, or there must be a reasonable expectation that there will exist, the legal right to produce or a revenue interest in the production, installed means of delivering oil and gas or related substances to market, and all permits and financing required to implement the project.

Note to paragraph (a)(26): Reserves should not be assigned to adjacent reservoirs isolated by major, potentially sealing, faults until those reservoirs are penetrated and evaluated as economically producible. Reserves should not be assigned to areas that are clearly separated from a known accumulation by a non-productive reservoir (i.e., absence of reservoir, structurally low reservoir, or negative test results). Such areas may contain prospective resources (i.e., potentially recoverable resources from undiscovered accumulations).

PROVED RESERVES (SEC DEFINITIONS)

Securities and Exchange Commission Regulation S-X §210.4-10(a)(22) defines proved oil and gas reserves as follows:

Proved oil and gas reserves. Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations—prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.

(i)	The area of the reservoir considered as proved includes:

(A)	The area identified by drilling and limited by fluid contacts, if any, and

(B) Adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data.

RYDER SCOTT COMPANY      PETROLEUM CONSULTANTS

PETROLEUM RESERVES DEFINITIONS

(ii) In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons (LKH) as seen in a well penetration unless geoscience, engineering, or performance data and reliable technology establishes a lower contact with reasonable certainty.

(iii) Where direct observation from well penetrations has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty.

(iv) Reserves which can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when:

(A) Successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and

(B) The project has been approved for development by all necessary parties and entities, including governmental entities.

(v) Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined. The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

PROBABLE RESERVES (SEC DEFINITIONS)

Securities and Exchange Commission Regulation S-X §210.4-10(a)(18) defines probable oil and gas reserves as follows:

Probable reserves. Probable reserves are those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered.

(i) When deterministic methods are used, it is as likely as not that actual remaining quantities recovered will exceed the sum of estimated proved plus probable reserves. When probabilistic methods are used, there should be at least a 50% probability that the actual quantities recovered will equal or exceed the proved plus probable reserves estimates.

(ii) Probable reserves may be assigned to areas of a reservoir adjacent to proved reserves where data control or interpretations of available data are less certain, even if the interpreted reservoir continuity of structure or productivity does not meet the reasonable certainty criterion. Probable reserves may be assigned to areas that are structurally higher than the proved area if these areas are in communication with the proved reservoir.

(iii) Probable reserves estimates also include potential incremental quantities associated with a greater percentage recovery of the hydrocarbons in place than assumed for proved reserves.

RYDER SCOTT COMPANY      PETROLEUM CONSULTANTS

PETROLEUM RESERVES DEFINITIONS

(iv) See also guidelines in paragraphs (a)(17)(iv) and (a)(17)(vi) of this section.

POSSIBLE RESERVES (SEC DEFINITIONS)

Securities and Exchange Commission Regulation S-X §210.4-10(a)(17) defines possible oil and gas reserves as follows:

Possible reserves. Possible reserves are those additional reserves that are less certain to be recovered than probable reserves.

(i) When deterministic methods are used, the total quantities ultimately recovered from a project have a low probability of exceeding proved plus probable plus possible reserves. When probabilistic methods are used, there should be at least a 10% probability that the total quantities ultimately recovered will equal or exceed the proved plus probable plus possible reserves estimates.

(ii) Possible reserves may be assigned to areas of a reservoir adjacent to probable reserves where data control and interpretations of available data are progressively less certain. Frequently, this will be in areas where geoscience and engineering data are unable to define clearly the area and vertical limits of commercial production from the reservoir by a defined project.

(iii) Possible reserves also include incremental quantities associated with a greater percentage recovery of the hydrocarbons in place than the recovery quantities assumed for probable reserves.

(iv) The proved plus probable and proved plus probable plus possible reserves estimates must be based on reasonable alternative technical and commercial interpretations within the reservoir or subject project that are clearly documented, including comparisons to results in successful similar projects.

(v) Possible reserves may be assigned where geoscience and engineering data identify directly adjacent portions of a reservoir within the same accumulation that may be separated from proved areas by faults with displacement less than formation thickness or other geological discontinuities and that have not been penetrated by a wellbore, and the registrant believes that such adjacent portions are in communication with the known (proved) reservoir. Possible reserves may be assigned to areas that are structurally higher or lower than the proved area if these areas are in communication with the proved reservoir.

(vi) Pursuant to paragraph (a)(22)(iii) of this section, where direct observation has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves should be assigned in the structurally higher portions of the reservoir above the HKO only if the higher contact can be established with reasonable certainty through reliable technology. Portions of the reservoir that do not meet this reasonable certainty criterion may be assigned as probable and possible oil or gas based on reservoir fluid properties and pressure gradient interpretations.

RYDER SCOTT COMPANY      PETROLEUM CONSULTANTS

PETROLEUM RESERVES STATUS DEFINITIONS AND GUIDELINES

As Adapted From:

RULE 4-10(a) of REGULATION S-X PART 210

UNITED STATES SECURITIES AND EXCHANGE COMMISSION (SEC)

and

2018 PETROLEUM RESOURCES MANAGEMENT SYSTEM (SPE-PRMS)

Sponsored and Approved by:

SOCIETY OF PETROLEUM ENGINEERS (SPE)

WORLD PETROLEUM COUNCIL (WPC)

AMERICAN ASSOCIATION OF PETROLEUM GEOLOGISTS (AAPG)

SOCIETY OF PETROLEUM EVALUATION ENGINEERS (SPEE)

SOCIETY OF EXPLORATION GEOPHYSICISTS (SEG)

SOCIETY OF PETROPHYSICISTS AND WELL LOG ANALYSTS (SPWLA)
EUROPEAN ASSOCIATION OF GEOSCIENTISTS & ENGINEERS (EAGE)

Reserves status categories define the development and producing status of wells and reservoirs. Reference should be made to Title 17, Code of Federal Regulations, Regulation S-X Part 210, Rule 4-10(a) and the SPE-PRMS as the following reserves status definitions are based on excerpts from the original documents (direct passages excerpted from the aforementioned SEC and SPE-PRMS documents are denoted in italics herein).

DEVELOPED RESERVES (SEC DEFINITIONS)

Securities and Exchange Commission Regulation S-X §210.4-10(a)(6) defines developed oil and gas reserves as follows:

Developed oil and gas reserves are reserves of any category that can be expected to be recovered:

(i) Through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the cost of a new well; and

(ii) Through installed extraction equipment and infrastructure operational at the time of the reserves estimate if the extraction is by means not involving a well.

Developed Producing (SPE-PRMS Definitions)

While not a requirement for disclosure under the SEC regulations, developed oil and gas reserves may be further sub-classified according to the guidance contained in the SPE-PRMS as Producing or Non-Producing.

Developed Producing Reserves

Developed Producing Reserves are expected quantities to be recovered from completion intervals that are open and producing at the effective date of the estimate.

RYDER SCOTT COMPANY      PETROLEUM CONSULTANTS

PETROLEUM RESERVES STATUS DEFINITIONS AND GUIDELINES

Improved recovery reserves are considered producing only after the improved recovery project is in operation.

Developed Non-Producing

Developed Non-Producing Reserves include shut-in and behind-pipe Reserves.

Shut-In

Shut-in Reserves are expected to be recovered from:

(1)	completion intervals that are open at the time of the estimate but which have not yet started producing;

(2)	wells which were shut-in for market conditions or pipeline connections; or

(3)	wells not capable of production for mechanical reasons.

Behind-Pipe

Behind-pipe Reserves are expected to be recovered from zones in existing wells that will require additional completion work or future re-completion before start of production with minor cost to access these reserves.

In all cases, production can be initiated or restored with relatively low expenditure compared to the cost of drilling a new well.

UNDEVELOPED RESERVES (SEC DEFINITIONS)

Securities and Exchange Commission Regulation S-X §210.4-10(a)(31) defines undeveloped oil and gas reserves as follows:

Undeveloped oil and gas reserves are reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

(i)	Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances.

(ii) Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are scheduled to be drilled within five years, unless the specific circumstances, justify a longer time.

(iii) Under no circumstances shall estimates for undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual projects in the same reservoir or an analogous reservoir, as defined in paragraph (a)(2) of this section, or by other evidence using reliable technology establishing reasonable certainty.

RYDER SCOTT COMPANY      PETROLEUM CONSULTANTS

	TAP ROCK CONSOLIDATED INTERESTS LESS OLYMPUS AREA ESTIMATED FUTURE RESERVES AND INCOME ATTRIBUTABLE TO CERTAIN LEASEHOLD AND ROYALTY INTERESTS SEC PRICING AS OF DECEMBER 31, 2022	TABLE 1

GRAND SUMMARY		TOTAL PROVED
ALL CATEGORIES

		REVENUE INTEREST			PRODUCT PRICES			DISCOUNTED
	Expense	Oil/	Plant		Oil/Cond	Plt. Prod.	Gas	FUTURE NET INCOME - $M
	Interest	Condensate	Products	Gas	($/bbl)	($/bbl)	($/Mcf)	COMPOUNDED ANNUALLY
INITIAL								5.00%	4,050,038
FINAL								8.00%	3,521,611
REMARKS								9.00%	3,377,220
								10.00%	3,245,394
								15.00%	2,728,429

		ESTIMATED 8/8THS PRODUCTION			COMPANY NET PRODUCTION			AVERAGE PRICES
	Number	Oil/Cond.	Plant Products	Gas	Oil/Cond.	Plant Products	Sales Gas	Oil/Cond.	Plt Prod.	Gas
Year	of Wells	(Mbbl)	(Mbbl)	(MMcf)	(Mbbl)	(Mbbl)	(MMcf)	($/bbl)	($/bbl)	($/Mcf)
2023	329	20,722	8,484	74,125	9,967	3,982	24,317	94.49	48.67	4.98
2024	340	15,853	6,583	57,750	7,239	2,883	17,726	94.49	48.67	4.98
2025	361	14,771	5,637	50,070	7,319	2,563	16,045	94.49	48.67	4.98
2026	378	12,847	5,102	46,160	5,944	2,251	14,421	94.49	48.67	4.98
2027	381	10,665	4,464	40,855	4,665	1,873	12,037	94.49	48.67	4.98
2028	379	8,510	3,714	33,710	3,808	1,569	10,012	94.49	48.67	4.98
2029	378	7,282	3,231	29,227	3,278	1,366	8,690	94.49	48.67	4.98
2030	377	6,444	2,888	26,063	2,906	1,219	7,742	94.49	48.67	4.98
2031	377	5,802	2,615	23,570	2,618	1,102	6,990	94.49	48.67	4.98
2032	376	5,289	2,394	21,550	2,385	1,007	6,378	94.49	48.67	4.98
2033	375	4,818	2,189	19,694	2,173	919	5,819	94.49	48.67	4.98
2034	371	4,418	2,013	18,103	1,992	844	5,339	94.49	48.67	4.98
2035	371	4,064	1,856	16,679	1,832	777	4,911	94.49	48.67	4.98
2036	369	3,750	1,716	15,424	1,689	717	4,532	94.49	48.67	4.98
2037	368	3,442	1,576	14,165	1,548	656	4,144	94.49	48.67	4.98

Sub-Total		128,676	54,463	487,144	59,363	23,729	149,104	94.49	48.67	4.98
Remainder		28,428	13,283	118,838	12,905	5,337	33,417	94.49	48.67	4.98
Total Future		157,104	67,746	605,982	72,268	29,067	182,521	94.49	48.67	4.98

Cumulative		74,529	11,009	300,469
Ultimate		231,633	78,755	906,451

	COMPANY FUTURE GROSS REVENUE (FGR) - $M					PRODUCTION TAXES - $M			FGR AFTER
	From	From	From			Oil/	Plant Prod./		PRODUCTION
Year	Oil/Condensate	Plant Products	Gas	Other	Total	Condensate	Other	Gas	TAXES - $M
2023	941,744	193,801	121,012	0	1,256,557	64,353	13,740	9,579	1,168,884
2024	683,969	140,320	88,210	0	912,499	45,939	9,949	6,968	849,643
2025	691,611	124,749	79,844	0	896,204	47,609	8,845	6,318	833,433
2026	561,660	109,570	71,765	0	742,995	38,802	7,768	5,682	690,742
2027	440,767	91,181	59,899	0	591,847	30,446	6,465	4,744	550,193
2028	359,773	76,361	49,825	0	485,959	24,838	5,414	3,946	451,761
2029	309,728	66,485	43,246	0	419,458	21,384	4,714	3,425	389,936
2030	274,602	59,345	38,529	0	372,476	18,962	4,208	3,051	346,255
2031	247,376	53,657	34,786	0	335,819	17,084	3,804	2,755	312,175
2032	225,377	49,012	31,740	0	306,128	15,571	3,475	2,514	284,568
2033	205,333	44,749	28,956	0	279,038	14,191	3,173	2,293	259,381
2034	188,259	41,085	26,570	0	255,914	13,013	2,913	2,104	237,884
2035	173,123	37,798	24,438	0	235,358	11,968	2,680	1,936	218,774
2036	159,611	34,888	22,553	0	217,053	11,041	2,474	1,786	201,752
2037	146,284	31,914	20,623	0	198,822	10,122	2,263	1,633	184,803

Sub-Total	5,609,217	1,154,912	741,997	0	7,506,126	385,323	81,883	58,734	6,980,186
Remainder	1,219,362	259,754	166,294	0	1,645,410	84,300	18,417	13,169	1,529,524
Total Future	6,828,579	1,414,667	908,290	0	9,151,536	469,623	100,300	71,903	8,509,710

	DEDUCTIONS - $M					FUTURE NET INCOME BEFORE TAXES - $M
	Operating	Ad Valorem	Development			Undiscounted		Discounted
Year	Costs	Taxes	Costs	Other	Total	Annual	Cumulative	@ 10.00%
2023	204,488	25,707	174,379	0	404,574	764,310	764,310	729,325
2024	165,508	18,871	74,736	0	259,114	590,529	1,354,838	514,847
2025	157,976	18,276	147,905	0	324,156	509,277	1,864,115	400,582
2026	143,839	15,112	62,564	0	221,514	469,228	2,333,343	336,297
2027	120,553	12,036	436	0	133,025	417,168	2,750,511	272,311
2028	103,759	9,885	130	0	113,774	337,987	3,088,498	200,423
2029	94,842	8,532	30	0	103,404	286,532	3,375,030	154,421
2030	88,282	7,575	2	0	95,860	250,395	3,625,425	122,657
2031	82,563	6,829	0	0	89,392	222,784	3,848,209	99,210
2032	78,558	6,224	100	0	84,881	199,687	4,047,896	80,836
2033	75,544	5,672	100	0	81,316	178,065	4,225,960	65,521
2034	73,007	5,201	189	0	78,397	159,487	4,385,447	53,354
2035	70,897	4,783	0	0	75,680	143,094	4,528,541	43,522
2036	68,808	4,410	104	0	73,321	128,431	4,656,973	35,511
2037	66,405	4,039	100	0	70,544	114,259	4,771,232	28,717

Sub-Total	1,595,029	153,151	460,774	0	2,208,954	4,771,232		3,137,534
Remainder	805,701	33,445	19,675	0	858,822	670,703	5,441,935	107,860
Total Future	2,400,730	186,596	480,449	0	3,067,775	5,441,935		3,245,394

Life of summary is: 46.02 years.

These data are part of a Ryder Scott report and are subject to the conditions in the text of the report.

	TAP ROCK CONSOLIDATED INTERESTS LESS OLYMPUS AREA ESTIMATED FUTURE RESERVES AND INCOME ATTRIBUTABLE TO CERTAIN LEASEHOLD AND ROYALTY INTERESTS SEC PRICING AS OF DECEMBER 31, 2022	TABLE 2

GRAND SUMMARY		PROVED
PRODUCING

		REVENUE INTEREST			PRODUCT PRICES			DISCOUNTED
	Expense	Oil/	Plant		Oil/Cond	Plt. Prod.	Gas	FUTURE NET INCOME - $M
	Interest	Condensate	Products	Gas	($/bbl)	($/bbl)	($/Mcf)	COMPOUNDED ANNUALLY
INITIAL								5.00%	3,252,816
FINAL								8.00%	2,861,638
REMARKS								9.00%	2,754,751
								10.00%	2,657,160
								15.00%	2,274,258

		ESTIMATED 8/8THS PRODUCTION			COMPANY NET PRODUCTION			AVERAGE PRICES
	Number	Oil/Cond.	Plant Products	Gas	Oil/Cond.	Plant Products	Sales Gas	Oil/Cond.	Plt Prod.	Gas
Year	of Wells	(Mbbl)	(Mbbl)	(MMcf)	(Mbbl)	(Mbbl)	(MMcf)	($/bbl)	($/bbl)	($/Mcf)
2023	300	17,824	7,565	66,422	8,626	3,552	21,789	94.49	48.67	4.98
2024	300	11,867	5,212	45,976	5,590	2,332	14,359	94.49	48.67	4.98
2025	299	9,211	4,124	36,447	4,278	1,801	11,119	94.49	48.67	4.98
2026	298	7,638	3,468	30,680	3,515	1,494	9,237	94.49	48.67	4.98
2027	297	6,565	3,018	26,717	3,002	1,288	7,979	94.49	48.67	4.98
2028	295	5,793	2,691	23,838	2,637	1,142	7,080	94.49	48.67	4.98
2029	294	5,173	2,422	21,468	2,347	1,023	6,352	94.49	48.67	4.98
2030	293	4,691	2,209	19,582	2,124	930	5,776	94.49	48.67	4.98
2031	293	4,291	2,027	17,972	1,940	851	5,286	94.49	48.67	4.98
2032	292	3,952	1,872	16,594	1,784	783	4,866	94.49	48.67	4.98
2033	291	3,622	1,721	15,259	1,634	719	4,464	94.49	48.67	4.98
2034	287	3,334	1,588	14,080	1,502	662	4,109	94.49	48.67	4.98
2035	287	3,072	1,467	13,000	1,383	610	3,785	94.49	48.67	4.98
2036	285	2,837	1,358	12,033	1,275	563	3,494	94.49	48.67	4.98
2037	284	2,603	1,246	11,045	1,167	514	3,188	94.49	48.67	4.98

Sub-Total		92,473	41,988	371,112	42,805	18,263	112,884	94.49	48.67	4.98
Remainder		21,154	10,505	92,695	9,552	4,142	25,440	94.49	48.67	4.98
Total Future		113,627	52,493	463,807	52,356	22,406	138,324	94.49	48.67	4.98

Cumulative		74,040	10,080	269,410
Ultimate		187,667	62,573	733,217

	COMPANY FUTURE GROSS REVENUE (FGR) - $M					PRODUCTION TAXES - $M			FGR AFTER
	From	From	From			Oil/	Plant Prod./		PRODUCTION
Year	Oil/Condensate	Plant Products	Gas	Other	Total	Condensate	Other	Gas	TAXES - $M
2023	815,038	172,878	108,432	0	1,096,348	57,669	12,257	8,609	1,017,814
2024	528,166	113,478	71,457	0	713,101	37,354	8,046	5,673	662,028
2025	404,182	87,665	55,332	0	547,178	28,579	6,215	4,393	507,991
2026	332,146	72,703	45,967	0	450,817	23,482	5,155	3,649	418,531
2027	283,702	62,705	39,706	0	386,113	20,058	4,446	3,152	358,458
2028	249,162	55,572	35,234	0	339,968	17,618	3,940	2,797	315,613
2029	221,794	49,808	31,609	0	303,212	15,682	3,531	2,509	281,488
2030	200,722	45,269	28,745	0	274,736	14,192	3,210	2,282	255,053
2031	183,334	41,422	26,306	0	251,063	12,963	2,937	2,088	233,075
2032	168,525	38,131	24,215	0	230,870	11,921	2,703	1,922	214,323
2033	154,358	34,983	22,214	0	211,555	10,924	2,480	1,764	196,387
2034	141,939	32,206	20,448	0	194,594	10,049	2,283	1,623	180,638
2035	130,726	29,668	18,836	0	179,230	9,256	2,103	1,495	166,374
2036	120,511	27,386	17,386	0	165,283	8,540	1,942	1,380	153,421
2037	110,309	25,006	15,865	0	151,180	7,821	1,773	1,260	140,327

Sub-Total	4,044,615	888,880	561,752	0	5,495,247	286,109	63,022	44,598	5,101,519
Remainder	902,539	201,598	126,598	0	1,230,735	63,990	14,293	10,052	1,142,400
Total Future	4,947,154	1,090,478	688,350	0	6,725,982	350,099	77,315	54,650	6,243,919

	DEDUCTIONS - $M					FUTURE NET INCOME BEFORE TAXES - $M
	Operating	Ad Valorem	Development			Undiscounted		Discounted
Year	Costs	Taxes	Costs	Other	Total	Annual	Cumulative	@ 10.00%
2023	183,826	21,953	0	0	205,779	812,035	812,035	778,413
2024	135,668	14,283	1,119	0	151,070	510,958	1,322,993	444,120
2025	112,715	10,961	0	0	123,676	384,315	1,707,308	303,457
2026	95,783	9,031	171	0	104,986	313,545	2,020,853	224,951
2027	79,377	7,735	31	0	87,144	271,314	2,292,167	176,925
2028	71,425	6,810	130	0	78,365	237,247	2,529,415	140,644
2029	67,787	6,074	30	0	73,891	207,598	2,737,013	111,857
2030	64,970	5,504	2	0	70,475	184,577	2,921,590	90,410
2031	62,499	5,029	0	0	67,528	165,546	3,087,136	73,717
2032	60,112	4,624	100	0	64,836	149,487	3,236,623	60,511
2033	57,878	4,236	100	0	62,214	134,173	3,370,796	49,368
2034	55,957	3,895	189	0	60,042	120,596	3,491,392	40,343
2035	54,367	3,587	0	0	57,954	108,420	3,599,812	32,975
2036	52,713	3,307	104	0	56,123	97,298	3,697,110	26,902
2037	50,722	3,024	100	0	53,846	86,481	3,783,591	21,736

Sub-Total	1,205,801	110,051	2,076	0	1,317,928	3,783,591		2,576,330
Remainder	602,892	24,615	15,112	0	642,619	499,781	4,283,372	80,830
Total Future	1,808,693	134,666	17,188	0	1,960,547	4,283,372		2,657,160

Life of summary is: 46.02 years.

These data are part of a Ryder Scott report and are subject to the conditions in the text of the report.

	TAP ROCK CONSOLIDATED INTERESTS LESS OLYMPUS AREA ESTIMATED FUTURE RESERVES AND INCOME ATTRIBUTABLE TO CERTAIN LEASEHOLD AND ROYALTY INTERESTS SEC PRICING AS OF DECEMBER 31, 2022	TABLE 3

GRAND SUMMARY		PROVED
NON-PRODUCING

		REVENUE INTEREST			PRODUCT PRICES			DISCOUNTED
	Expense	Oil/	Plant		Oil/Cond	Plt. Prod.	Gas	FUTURE NET INCOME - $M
	Interest	Condensate	Products	Gas	($/bbl)	($/bbl)	($/Mcf)	COMPOUNDED ANNUALLY
INITIAL								5.00%	-671
FINAL								8.00%	-653
REMARKS								9.00%	-647
								10.00%	-641
								15.00%	-613

		ESTIMATED 8/8THS PRODUCTION			COMPANY NET PRODUCTION			AVERAGE PRICES
	Number	Oil/Cond.	Plant Products	Gas	Oil/Cond.	Plant Products	Sales Gas	Oil/Cond.	Plt Prod.	Gas
Year	of Wells	(Mbbl)	(Mbbl)	(MMcf)	(Mbbl)	(Mbbl)	(MMcf)	($/bbl)	($/bbl)	($/Mcf)
2023	0	0	0	0	0	0	0	0.00	0.00	0.00
2024	0	0	0	0	0	0	0	0.00	0.00	0.00

Sub-Total		0	0	0	0	0	0	0.00	0.00	0.00
Remainder		0	0	0	0	0	0	0.00	0.00	0.00
Total Future		0	0	0	0	0	0	0.00	0.00	0.00

Cumulative		489	928	31,059
Ultimate		489	928	31,059

	COMPANY FUTURE GROSS REVENUE (FGR) - $M					PRODUCTION TAXES - $M			FGR AFTER
	From	From	From			Oil/	Plant Prod./		PRODUCTION
Year	Oil/Condensate	Plant Products	Gas	Other	Total	Condensate	Other	Gas	TAXES - $M
2023	0	0	0	0	0	0	0	0	0
2024	0	0	0	0	0	0	0	0	0

Sub-Total	0	0	0	0	0	0	0	0	0
Remainder	0	0	0	0	0	0	0	0	0
Total Future	0	0	0	0	0	0	0	0	0

	DEDUCTIONS - $M					FUTURE NET INCOME BEFORE TAXES - $M
	Operating	Ad Valorem	Development			Undiscounted		Discounted
Year	Costs	Taxes	Costs	Other	Total	Annual	Cumulative	@ 10.00%
2023	0	0	0	0	0	0	0	0
2024	0	0	705	0	705	-705	-705	-641

Sub-Total	0	0	705	0	705	-705		-641
Remainder	0	0	0	0	0	0	-705	0
Total Future	0	0	705	0	705	-705		-641

Life of summary is: 0.00 years.

These data are part of a Ryder Scott report and are subject to the conditions in the text of the report.

	TAP ROCK CONSOLIDATED INTERESTS LESS OLYMPUS AREA ESTIMATED FUTURE RESERVES AND INCOME ATTRIBUTABLE TO CERTAIN LEASEHOLD AND ROYALTY INTERESTS SEC PRICING AS OF DECEMBER 31, 2022	TABLE 4

GRAND SUMMARY		PROVED
UNDEVELOPED

		REVENUE INTEREST			PRODUCT PRICES			DISCOUNTED
	Expense	Oil/	Plant		Oil/Cond	Plt. Prod.	Gas	FUTURE NET INCOME - $M
	Interest	Condensate	Products	Gas	($/bbl)	($/bbl)	($/Mcf)	COMPOUNDED ANNUALLY
INITIAL								5.00%	797,893
FINAL								8.00%	660,625
REMARKS								9.00%	623,115
								10.00%	588,875
								15.00%	454,7783

		ESTIMATED 8/8THS PRODUCTION			COMPANY NET PRODUCTION			AVERAGE PRICES
	Number	Oil/Cond.	Plant Products	Gas	Oil/Cond.	Plant Products	Sales Gas	Oil/Cond.	Plt Prod.	Gas
Year	of Wells	(Mbbl)	(Mbbl)	(MMcf)	(Mbbl)	(Mbbl)	(MMcf)	($/bbl)	($/bbl)	($/Mcf)
2023	29	2,898	919	7,703	1,341	430	2,528	94.49	48.67	4.98
2024	40	3,985	1,371	11,774	1,649	552	3,367	94.49	48.67	4.98
2025	62	5,560	1,513	13,622	3,042	762	4,926	94.49	48.67	4.98
2026	80	5,209	1,634	15,480	2,429	757	5,184	94.49	48.67	4.98
2027	84	4,100	1,447	14,139	1,662	585	4,058	94.49	48.67	4.98
2028	84	2,717	1,023	9,872	1,171	427	2,932	94.49	48.67	4.98
2029	84	2,109	809	7,759	931	343	2,338	94.49	48.67	4.98
2030	84	1,754	679	6,481	782	289	1,966	94.49	48.67	4.98
2031	84	1,511	588	5,598	678	251	1,704	94.49	48.67	4.98
2032	84	1,337	522	4,957	602	224	1,512	94.49	48.67	4.98
2033	84	1,196	468	4,435	539	201	1,355	94.49	48.67	4.98
2034	84	1,084	425	4,023	490	182	1,230	94.49	48.67	4.98
2035	84	991	389	3,679	449	167	1,126	94.49	48.67	4.98
2036	84	913	359	3,391	414	154	1,038	94.49	48.67	4.98
2037	84	839	330	3,120	381	142	956	94.49	48.67	4.98

Sub-Total		36,203	12,475	116,031	16,558	5,466	36,220	94.49	48.67	4.98
Remainder		7,274	2,778	26,143	3,353	1,195	7,977	94.49	48.67	4.98
Total Future		43,477	15,253	142,174	19,911	6,661	44,197	94.49	48.67	4.98

Cumulative		0	0	0
Ultimate		43,477	15,253	142,174

	COMPANY FUTURE GROSS REVENUE (FGR) - $M					PRODUCTION TAXES - $M			FGR AFTER
	From	From	From			Oil/	Plant Prod./		PRODUCTION
Year	Oil/Condensate	Plant Products	Gas	Other	Total	Condensate	Other	Gas	TAXES - $M
2023	126,706	20,923	12,580	0	160,209	6,684	1,483	970	151,070
2024	155,803	26,842	16,753	0	199,398	8,585	1,903	1,295	187,615
2025	287,429	37,084	24,512	0	349,026	19,030	2,629	1,925	325,442
2026	229,514	36,866	25,798	0	292,178	15,320	2,614	2,033	272,211
2027	157,065	28,476	20,193	0	205,734	10,388	2,019	1,591	191,736
2028	110,611	20,789	14,591	0	145,991	7,220	1,474	1,149	136,148
2029	87,934	16,676	11,637	0	116,247	5,702	1,182	915	108,447
2030	73,880	14,075	9,784	0	97,739	4,770	998	769	91,203
2031	64,041	12,235	8,480	0	84,756	4,121	867	667	79,101
2032	56,852	10,881	7,525	0	75,258	3,650	771	591	70,245
2033	50,975	9,766	6,742	0	67,483	3,267	692	530	62,995
2034	46,320	8,879	6,122	0	61,321	2,965	630	481	57,246
2035	42,396	8,130	5,602	0	56,128	2,712	576	440	52,400
2036	39,101	7,502	5,168	0	51,770	2,501	532	406	48,332
2037	35,975	6,907	4,759	0	47,641	2,301	490	374	44,476

Sub-Total	1,564,602	266,032	180,244	0	2,010,879	99,214	18,862	14,137	1,878,667
Remainder	316,822	58,156	39,696	0	414,675	20,310	4,123	3,117	387,125
Total Future	1,881,425	324,189	219,940	0	2,425,554	119,524	22,985	17,254	2,265,791

	DEDUCTIONS - $M					FUTURE NET INCOME BEFORE TAXES - $M
	Operating	Ad Valorem	Development			Undiscounted		Discounted
Year	Costs	Taxes	Costs	Other	Total	Annual	Cumulative	@ 10.00%
2023	20,661	3,754	174,379	0	198,795	-47,725	-47,725	-49,087
2024	29,840	4,588	72,912	0	107,340	80,275	32,550	71,367
2025	45,261	7,315	147,905	0	200,480	124,961	157,512	97,125
2026	48,055	6,080	62,393	0	116,528	155,683	313,194	111,346
2027	41,176	4,301	405	0	45,882	145,854	459,049	95,386
2028	32,334	3,075	0	0	35,409	100,740	559,788	59,778
2029	27,056	2,458	0	0	29,513	78,934	638,722	42,565
2030	23,313	2,072	0	0	25,384	65,818	704,540	32,247
2031	20,064	1,800	0	0	21,863	57,237	761,777	25,493
2032	18,445	1,600	0	0	20,045	50,200	811,977	20,326
2033	17,666	1,436	0	0	19,102	43,892	855,869	16,153
2034	17,049	1,306	0	0	18,356	38,890	894,760	13,011
2035	16,530	1,196	0	0	17,726	34,674	929,434	10,546
2036	16,095	1,103	0	0	17,198	31,134	960,567	8,608
2037	15,683	1,015	0	0	16,698	27,778	988,346	6,981

Sub-Total	389,228	43,099	457,994	0	890,321	988,346		561,845
Remainder	202,809	8,831	4,563	0	216,203	170,922	1,159,268	27,030
Total Future	592,037	51,930	462,557	0	1,106,524	1,159,268		588,875

Life of summary is: 39.09 years.

These data are part of a Ryder Scott report and are subject to the conditions in the text of the report.